As filed with the Securities and Exchange Commission on July 1, 2019
Registration No. 333-222057

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________________________
WRIGHT MEDICAL GROUP N.V.
(Exact name of registrant as specified in its charter)

The Netherlands	98-0509600
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
___________________________
Prins Bernhardplein 200
1097 JB Amsterdam, The Netherlands
(+ 31) 20 521-4777
(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)
Robert J. Palmisano
President and Chief Executive Officer
Wright Medical Group N.V.
Prins Bernhardplein 200
1097 JB Amsterdam, The Netherlands
(+ 31) 20 521-4777
(Name, address, including zip code, and telephone number, including area code, of agent for service)
___________________________
Copies to:

James A. Lightman Senior Vice President, General Counsel and Secretary Wright Medical Group, Inc. 1023 Cherry Road Memphis, Tennessee 38117 (901) 867-9971	Amy E. Culbert, Esq. Fox Rothschild LLP Campbell Mithun Tower, Suite 2000 222 South Ninth Street Minneapolis, Minnesota 55402 (612) 607-7000
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Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective as determined by the selling shareholders.
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If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES
On December 14, 2018, Wright Medical Group N.V. (the “Company”) filed with the United States Securities and Exchange Commission a registration statement on Form S-3, as amended (Registration No. 333-222057), which became effective automatically upon filing, registering the resale, from time to time, of 661,753 ordinary shares, par value €0.03 per share, by certain selling shareholders.

The Company has no further obligation to maintain effectiveness of the registration statement. Pursuant to the undertaking contained in the registration statement, the Company is filing this Post-Effective Amendment No. 1 to the registration statement on Form S-3 to deregister and remove from registration all registered but unsold shares covered by the registration statement. As a result of this deregistration, no securities remain registered for resale pursuant to the registration statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on July 1, 2019.

WRIGHT MEDICAL GROUP N.V.

By: /s/ Robert J. Palmisano
Robert J. Palmisano
President, Chief Executive Officer and Executive Director
No other person is required to sign this Post-Effective Amendment No. 1 to the registration statement in reliance on Rule 478 of the Securities Act of 1933, as amended.